EX-99.906CERT

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended July 31, 2018 of RiverNorth Opportunities Fund, Inc. (the “Company”).

I, Jeremy O. May, the President and Principal Executive Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	October 5, 2018

By:	/s/ Jeremy O. May
Jeremy O. May
President (Principal Executive Officer)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended July 31, 2018 of RiverNorth Opportunities Fund, Inc. (the “Company”).

I, Kathryn A. Burns, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	October 5, 2018

By:	/s/ Kathryn A. Burns
Kathryn A. Burns
Treasurer (Principal Financial Officer)